UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

For Registration Of Certain Classes Of Securities
Pursuant To Section 12 (b) Or 12 (g) Of The
Securities Exchange Act of 1934

Willdan Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	14-1951112
(State of incorporation or organization)	(IRS Employer I.D. No.)

2401 East Katella Avenue, Suite 300
Anaheim, California	92806
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-136444

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1.           Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Form S-1 Registration Statement (File No. 333-136444) originally filed with the Securities and Exchange Commission on August 9, 2006, as subsequently amended (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, which prospectus will constitute a part of the Registrant’s Form S-1, is hereby incorporated by reference in response to this item.

The Registrant is applying to have the Common Stock to be registered hereunder approved for listing on the Nasdaq Stock Market LLC under the symbol “WLDN.”

Item 2.    Exhibits.

No exhibits are required to be filed, because no other securities of the registrant are registered on the Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WILLDAN GROUP, INC.

Dated: October 11, 2006	/s/ Mallory McCamant
Mallory McCamant
Chief Financial Officer